Exhibit 107.1

Calculation of Filing Fee Table

424(b)(7)
(Form Type)

Borr Drilling Limited
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid
Carry Forward Securities
Carry Forward Securities	Equity	Common shares, par value $0.10 per share	Rule 415(a)(6)	62,888,215(1)		$233,944,159.8(1)			F-3	333-266328	December 2, 2024	$35,816.85
	Total Offering Amounts					$233,944,159.8		0
	Total Fees Previously Paid							0
	Total Fee Offsets							0
	Net Fee Due							0

(1)
This prospectus supplement includes 62,888,215 common shares previously registered on a prospectus supplement dated December 2, 2024 accompanying Registration Statement No. 333-266328 and which remain unsold. Pursuant to Rule 415(a)(6) under the Securities Act, the filing fee previously paid in connection with such unsold shares will continue to be applied to such unsold shares.